Exhibit 99.1

BLUEGREEN VACATIONS INVESTOR PRESENTATION FOURTH QUARTER 2021 MARCH 2022

Forward- looking Statements Certain statements in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations of management and can be identified by the use of words such as “believe”, “may”, “could”, “should”, “plans”, “anticipates”, “intends”, “estimates”, “expects”, and other words and phrases of similar import. Forward-looking statements involve risks, uncertainties, and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the risk that the Company is a holding company and, accordingly, will be largely dependent on dividends from Bluegreen to fund its expenses and obligations in future periods, and Bluegreen’s ability to pay dividends will depend on its results and may be limited by the terms of Bluegreen’s indebtedness; risks regarding the amount of shares, if any, which may be repurchased by the Company in the future, the value of any shares repurchased by the Company, the timing of any share repurchases, and the availability of funds for the repurchase of shares; risks relating to Bluegreen’s business, operations and financial results; risks related to the COVID-19 pandemic and the recovery from the COVID-19 pandemic, including that the pandemic may continue to be prolonged and any recovery from the pandemic may not favorably impact Bluegreen’s results to the extent anticipated or at all; competitive conditions; labor market conditions, including shortages of labor, and its impact on Bluegreen’s operations and sales; risks relating to our and Bluegreen’s liquidity and the availability of capital; the risk that Bluegreen’s allowance for loan losses may not be adequate and, accordingly, may need to be further increased in the future, including if Bluegreen’s default rates increase and exceed expectations, whether due to the impact on consumers of the COVID-19 pandemic, if Bluegreen’s efforts to address the actions of timeshare exit firms and the increase in default rates associated therewith are not successful, or otherwise; risks related to our and Bluegreen’s indebtedness, including the potential for accelerated maturities and debt covenant violations; the impact of the COVID-19 pandemic on Bluegreen’s consumers, including their income, their level of discretionary spending both during and after the pandemic, and their views towards travel and the vacation ownership industries; the risk that our core strategy of primarily offering a ‘drive-to’ network of resorts will not continue to serve as a growth driver; the risk that resort operations and club management segment may not continue to produce recurring EBITDA and free cash flow; risks that Bluegreen’s current or future marketing alliances and arrangements, including its marketing arrangements with Bass Pro and the Choice Hotels program, may not result in the benefits anticipated, including increased VOI sales and sales efficiencies, that sales from marketing alliances and other arrangements or otherwise may not continue to exceed pre-pandemic levels, that any future expansion into additional Bass Pro or Cabela’s stores may not meet Bluegreen’s expectations or goals, and there is no assurance that Bluegreen will continue to have marketing operations at all of the Bass Pro and Cabela’s stores where it currently conducts marketing operations; the risk that vacation package sales, including those in the pipeline, may not convert to tours and/or VOI sales at anticipated or historical rates; the risk that efforts to reactivate older vacation packages which have not been used may not be successful; the risk that resort occupancies may not continue at historical levels or meet expectations; our and Bluegreen’s ability to successfully implement strategic plans and initiatives, generate earnings and long-term growth, including that the Bluegreen Renewal initiative may not result in increased sales, revenues or efficiencies, or otherwise be successful; risks that construction defects, structural failures or natural disasters at or in proximity to Bluegreen’s resorts, including the condominium collapse which occurred in close proximity to Bluegreen’s resort in Surfside, Florida and which has resulted in the temporary closure of such resort, may cause liabilities that are not adequately covered by insurance and closures of operations that may have a significant adverse impact on our results of operations and cash flow; risks related to the mix of sales to new customers and existing owners, including that the level of sales to new customers may not be increased or maintained, or support net owner growth in the future; our expectations with respect to fee-based sales as a percentage of system-wide sales, cost of VOIs sold, selling and marketing expense and general and administrative expenses directly attributable to sales and marketing operations for 2022 may not prove to be accurate, and costs may be greater than expected; and the additional risks and uncertainties described in the Company's filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (including the “Risk Factors” section thereof), which is expected to be filed on or about March 3, 2022. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements. In addition, past performance may not be indicative of future results. Bluegreenvacations 2

BLUEGREEN VACATIONS Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) (the “Company") is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 68 Club and Club Associate Resorts and access to nearly 11,300 other hotels and resorts through partnerships and exchange networks. The Company also offers, through its subsidiaries, a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties. 3

Fourth Quarter of 2021 Commentary •During 2019 we announced the Bluegreen Renewal Program. The goal of this program was to achieve consistent company-wide performance as part of our effort to revitalize sales, revenue growth and efficiency. We believe it was these efforts which resulted in an all-time record of system-wide sales of Vacation Ownership Interests (“VOIs”) during the fourth quarter of 2021. System-wide sales in the fourth quarter of 2021 grew 7% over sales in the fourth quarter of 2019 and 48% over sales in the fourth quarter of 2020 when Bluegreen’s results were significantly impacted by the COVID 19 pandemic. The record performance of system-wide sales in 2021 was driven by increased guest tours and a higher sales volume per guest. •Bluegreen’s sales to new customers during the fourth quarter of 2021 represented 48% of system-wide sales of VOIs versus 44% in the fourth quarter of 2019, an improvement in sales mix which we believe will support net owner growth in the future. •During the fourth quarter of 2021, Bluegreen sold 53,721 vacation packages compared to 43,631 in the fourth quarter of 2020 and 54,886 in the fourth quarter of 2019. We believe the slight decrease in vacation packages sold as compared to the fourth quarter of 2019 reflects the termination during 2020 of certain unprofitable programs as well as the impact of a challenging labor market. •Bluegreen’s overall occupancy rate during the fourth quarter of 2021 was approximately 81% at resorts with sales centers, an increase from the 70% occupancy experienced in the fourth quarter of 2020 during the pandemic. The demand for resort stays by Bluegreen Vacation Club owners has been strong and we believe our core strategy of primarily offering a ‘drive-to’ network of resorts will continue to serve as a growth driver. •Bluegreen’s Resort Operations and Club Management segment continues to perform well, generating $20.0 million of Segment Adjusted EBITDA in the fourth quarter of 2021 as compared to $16.0 million in the fourth quarter of 2020 and $14.9 million in the fourth quarter of 2019. This 34% increase over the fourth quarter of 2019 was driven by both a 12% increase in segment revenue and a 3% decrease in segment expense. We expect that this segment will continue to produce recurring EBITDA and free cash flow. •During the fourth quarter of 2021, Bluegreen generated net income from continuing operations attributable to shareholders of $13.1 million and $31.0 million of Adjusted EBITDA attributable to shareholders. bluegreenvacations 4

Fourth Quarter Highlights 1 Net income attributable to shareholders of $13.1 million. 2 Earnings Per Share (“EPS”) from continuing operations of $0.59. 3 Adjusted EBITDA(1) was $31.0 million. 4 System-wide sales of VOIs of $166.6 million. 5 Resort Operations and Club Management Segment Adjusted EBITDA increased 25% to $20.0 million in the fourth quarter of 2021 from $16.0 million in the fourth quarter of 2020. 6 As of December 31, 2021, the Company had marketing operations at 128 Bass Pro and Cabela’s locations, including 4 new Cabela’s locations. 7 Sales volume per guest (“VPG”) of $2,987. 8 Bluegreen sold 53,721 vacation packages in the fourth quarter of 2021, compared to 43,631 in the fourth quarter of 2020 . 9 Total Revenue of $203.0 million compared to $151.2 million in the fourth quarter of 2020. (1) See Appendix for reconciliation. bluegreenvacations 5

Bluegreen Fourth Quarter(1)(3) Performance ($ In millions except vacation packages data) System-Wide Sales of VOIs $180 $160 $140 $120 $100 $80 $60 $40 $20 $155.5 $112.2 $166.6 $0 4Q 2019 4Q 2020 4Q 2021 Total Revenue $225 $200 $175 $150 $125 $100 $75 $50 $25 $183.9 $151.2 $203.0 $0 4Q 2019 4Q 2020 4Q 2021 Adjusted EBITDA $35 $30 $25 $20 $15 $10 $5 $17.9 $31.0 $0 4Q 2020 4Q 2021 Vacation Packages Sold 60,000 50,000 40,000 30,000 20,000 10,000 554,886 43,631 53,721 0 4Q 2019 4Q 2020 4Q 2021 (1)For the three months ended 12/31/2019, 12/31/2020 and 12/31/2021. (2)See Appendix for reconciliation to net income attributable to shareholders of $9.1 million and $13.1 million for the 4Q 2020 and 4Q 2021. (3)Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the fourth quarters of 2019, 2020 and 2021. Bluegreenvacations 6

Bluegreen Full Year(1)(3) Performance ($ in millions except vacation packages data) System-Wide Sales of VOIs $700 $600 $500 $400 $300 $200 $100 $619.1 $367.0 $617.6 $0 2019 2020 2021 Total Revenue $800 $700 $600 $500 $400 $300 $200 $100 $737.8 $519.5 $757.1 $0 2019 2020 2021 Adjusted EBITDA $140 $120 $100 $80 $60 $40 $71.3 ($13.3) $122.0 $20 $0 2019 2020 2021 Vacation Packages Sold 250,000 200,000 150,000 100,000 50,000 205,108 131,963 211,369 0 2019 2020 2021 (1)For the years ended 12/31/2019, 12/31/2020 and 12/31/2021. (2)See Appendix for reconciliation to net income attributable to shareholders of ($52.6) million and $57.8 million for the years ended 12/31/2020 and 12/31/2021. (3)Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the years ended December 31, 2019, 2020, and 2021. bluegreenvacations 7

Sales & Marketing Driven Business 12/31/2020 Vacation Packages & Leads Bass pro Shop CHOICE 12/31/2021 (2) Marketing Mix by % 131,000+ 211,000+ of Sales Vacation Packages Vacatoin Other New Customer 20% Sold Packages Sold Samplers 4% Existing Owners 54% ~120,000 Tours ~214,000 BasPro/Cabelas 18% Guest Tours Quest Tours Choice 4% (New Customer & (New Customer & New Customer Sales Existing Owners) (1) Existing Owners) Exhisting Customer Sales    $367.0 Million Sales In-House Tours $617.6 Million System-Wide VOI Sales System-Wide VOI Sales    ~218,000 Owners ~217,000 Vacation Club Owners Vacation Club Owners (1)For the year ended 12/31/2020. (2)For the year ended 12/31/2021. bluegreenvacations 8

Liquidity Position ($ in millions) Liquidity Position Free Cash Flow(1) (3) Availability (2) Under Credit Lines Unrestricted Cash $70 $300 $240 $60 $280 $220 $50 $260 $200 $40 $240 $180 $30 $220 $292.4 $266.1 $160 $20 12/31/2020 12/31/2021 $140 $10 $120 $0 $17.3 $63.4 $100 $221.1 $140.2 YTD 2020 YTD 2021 12/31/2020 12/31/2021 Liquidity Profile ✓As of December 31, 2021, the Company had total availability(2) of $266.1 million under its $415.0 million of credit and receivable purchase facilities. ✓Non-receivable-backed debt to equity ratio of 0.93:1 at 12/31/21 vs 1.34:1 at 12/31/20. ✓For the years ended 12/31/20 & 12/31/21, respectively. ✓Subject to eligible collateral and the terms and conditions of each facility. ✓See the Appendix for a reconciliation of cash flow from operating activities to free cash flow, which is defined as cash from operating activities less capital expenditures. bluegreenvacations 9

Strategic Relationships Bluegreen has multiple channels intended to generate sales within our core demographic    Bass Pro Shops Cabela’s  •One-way, exclusive in-store Bass Pro marketing relationship  •Operation of 128 kiosks in Bass Pro and Cabela’s stores as of December 31, 2021 CHIOCE HOTELS •Marketing to Choice customers, including over 50 million Choice Privileges members through a call transfer program and outbound telemarketing methods bluegreenvacations 10

Extensive Network for Reaching Target Customers Sales of Bluegreen Vacation Packages at 128 Locations Bluegreen Club Rosorts (42) ·Bluegreen Club Resorts - Big Cedar JV (3)  ·Bluegreen Club Associate Resorts (23)  ·Bass Pro Shops-Locations (69) Cabela‘s- Locations (59) Note: Through 12/31/21 Unless otherwise indicated    Percent of Owner Population by State 6-10% 4-5% 2-3% <2% bluegreenvacations 11

A Leading Operator of “Drive-To” Vacation Ownership Resorts Approximately 88% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner base Opportunities for growth in the western U S Bluegreen Club Resorts (42) Bluegreen Club Resorts – Big Cedar JV (3) Bluegreen Club Associate Resorts (23) Kauia Nilha Oahu Molokai Lanai Maui Hawai Population by Owner Population by State 6-10% 4-5% 2-3% <2% (1)Resort and Owner data as of 12/31/21. (2)Club Resorts include resorts in which owners have the right to use a significant amount of the units in connection with their ownership. (3)Club Associate Resorts include resorts in which owners have the right to use a limited number of units in connection with their ownership. bluegreenvacations 12

Securitizations and Other Credit Facilities ($ in millions) Recent Securitization History 2020-A 2018-A 2017-A 2016-A 2015-A 2013-A Initial Note Amount $131.00 $117.70 $120.20 $130.50 $117.80 $110.60 Advance Rate 88.00% 87.20% 88.00% 90.00% 94.25% 93.75% Weighted Avg. Interest Rate 2.60% 4.02% 3.12% 3.35% 3.02% 3.20% Stated Maturity 2036 2034 2032 2031 2030 2028 Weighted Avg. FICO Score 726 718 713 707 708 710 Securitization History Term Securitization Initial Note Amount Outstanding (1) 2020-A $131 $92 2018-A 118 54 2017-A 120 37 2016-A 131 25 2015-A 118 14 2013-A 111 6 2012-A 100 0 2010-A 108 0 BXG Legacy 2010 27 0 2008-A 60 0 2007-A 177 0 2006-B 139 0 2006-A (GE) 125 0 2005-A 204 0 2004-B 157 0 2004-A (GE) 39 0 2002-A 170 0 ~$266 Million of Available Credit Facility Liquidity (1) Corporate Credit Line $10 $115 $125 Key Bank /DZ Purchase Facility (3) $43 $37 $80 Liberty Bank Facility (3) $23 $17 $40 Quorum Purchase Facility (3) $19 $31 $50 NBA Facility (3) $29 $41 $70 Pacific Western Bank Facility (3) $24 $26 $50 Outstanding Available (2) (1)As of 12/31/2021. (2)Subject to eligible collateral, if applicable, and terms and conditions of each facility. (3)Facilities for the financing of the Company’s VOI notes receivable. bluegrenvactionas 13

VOI Sales Finance Business

- Seller-financing provided for up to 90% of purchase price (down payment may include equity)
- Facilitates VOI sales and earns net interest spread
- Weighted average interest rate: 15.3%[1]
- In-house servicing team

Net Interest Spread
For the year ended 12/31/2021
($ in millions)



81
-15
0
66
Interest Income on VOI Notes Receivable Portfolio
-
Interest Expense on Receivable-Backed Debt
+
Net Mortgage Servicing
=
Financing Revenue

FICO Profiles as of 12/31/2021[2]



601-700
39%
<601(2)
3%
Average FICO score of 724(3)
701+
58%

Average Annual Default Rate



9.79%
8.44%
As of 12/31/2020
As of 12/31/2021

(1) As of 12/31/2021. Rate depends on FICO score, down payment, existing ownership and ACH participation.
(2) Includes obligors with no FICO score (primarily foreign buyers).
(3) Weighted-average FICO score for 2021 originations as of 12/31/21 after a 30-day, "same as cash" period from the point of sale.

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Differentiated Owner Base Avg. Customer Household Income (1)    Owner Age at Purchase (2) ($ in thousands) $130 $150 $90 $83 $68 MARIOTT VACATIONS WORLDWIDE Hilton Grand Vacations TRAVEL + LEISURE bluegreenvacations US Median Baby Boomer 30% Sielnt Gen 5% Unknown 8% Millennial 26% Gen X 31% Generation US Adult Population Millennial 22% Gen X 20% Baby Boomer 21% Silent Gen 7% (1)Above: VAC, HGV and TNL data from 2021, 2019 and 2018 investor presentations, respectively, issued by each. Bluegreen internal data from 2021. US Median income from US Census Bureau (2020). (2)Represents owner age at time of purchase for sales to new owners 1/1/19-12/31/21. US Adult Population from US Census Bureau (2020). bluegreenvacations 15

Sector Comparison

($ in millions, except per share figures)		Share price data: Price	Share price data: YTD change	Share price data: % of 52-wk high	Share price data: Div. yield	Market cap	Enterprise value	EV / 2022E EBITDA (pre-SBC)	EV / 2023E EBITDA (pre-SBC)	Net debt / 2022E EBITDA (pre-SBC)
VAC [4]	Marriott Vacations Worldwide	$163.20	(3.4%)	85.5%	1.3%	$7,212	$9,828	10.8x	9.6x	2.9x
TNL [1][4]	Travel + Leisure Co.	57.20	3.5%	83.8%	2.4%	5,056	8,091	9.4x	8.3x	3.5x
HGV [2][4]	Hilton Grand Vacations, Inc.	51.89	(0.4%)	92.1%	–	6,310	8,961	9.7x	8.6x	2.9x
BVH [3][4]	Bluegreen Vacations Holding Corp.	28.83	(17.9%)	79.9%	–	602	761	5.7x	5.3x	1.2x
Mean		$75.28	(4.6%)	85.3%	0.9%	$4,795	$6,910	8.9x	7.9x	2.6x
Median		$54.55	(1.9%)	84.6%	0.7%	$5,683	$8,526	9.5x	8.4x	2.9x

Source: VAC and TNL financials as of Q4 2021; HGV and BVH financials as of Q3 2021; FactSet and SNL as of 2/25/2022.
Note: HGV reported suspension of quarterly dividend.
(1) Formerly Wyndham Destinations, Inc. (NYSE: WYND), Travel + Leisure Co. is now listed at NYSE under the ticker symbol "TNL", following the acquisition of the Travel + Leisure brand in January 2021.
(2) HGV merger with Diamond was completed on August 2, 2021. HGV financials include 59 days of Diamond results. HGV consensus reflects post-Diamond merger EBITDA.
(3) On May 5, 2021, Bluegreen Vacations Holding Corporation ("BVH") and Bluegreen Vacations Corporation ("BXG") completed a short-form merger.
(4) Third party data has been derived from the appropriate company's public filings. We do not conform or take any responsibility for the accuracy of such information.

Pre-SBC refers to pre-Stock Based Compensation expense.

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For additional information, please contact: Leo Hinkley, Investor Relations Officer, Managing Director Telephone: 954-940-5336 Email: Leo.Hinkley@BVHCorp.com Thank you! APPENDIX For more information, see the Earnings Release dated March 3, 2022, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. Further, the Company refers to certain non-GAAP financial measures, including system-wide sales of VOIs, Adjusted EBITDA attributable to shareholders, and free cash flow, which are defined in the Company’s Earnings Release and Annual Report on Form 10-K for the year ended December 31, 2021. Please see the supplemental tables attached herein for additional information and reconciliation of such non-GAAP financial measures.

Consolidated Statements Of Operations and Comprehensive Income (Loss) (In thousands, except per share data) For the Three Months Ended December 31, 2021 20220 For the Years Ended December 31 2021 2020 Revenue: Gross sales of VOIs Provision for loan losses Sales of VOIs Fee-based sales commission revenue Other fee-based services revenue Cost reimbursements Interest income Other income, net Total revenues 119,91S $ (21,275) 73,408 S (12,858) 426,556 $ (72,7SS) 230.938 (56,941) 9S,643 60,550 353,76S 173,997 31,400 25,346 12S,321 89,965 32,195 28,265 123,454 111,823 IS,207 11 on ^ 17,651 1 Q A 1 Q 69,066 Q 1 ¿Q 1 64,305 *7Q 30 1 653 1 1 O S13 /7,JO 1 151,230 757,113 519,471 203,003 Costs and Expenses: Cost of VOIs sold Cost of other fee-based services Cost reimbursements Interest expense Selling, general and administrative expenses Other expense, net Total costs and expenses Income (loss) before income taxes (Provision) benefit for income taxes income (loss) from continuing operations Discontinued operations Loss from discontinued operations Benefit for income taxes Net income (loss) from discontinued operations Net income (loss) Less: Income attributable to noncontrolling interests continuing operations Less: Loss attributable to noncontrolling interests discontinued operations 9,829 14,310 18,208 4,863 18,327 17,651 29,504 58,812 69,066 13,597 79,434 64,305 S,057 9,127 89.698 0.365? 35,329 on«: 36,795 370,935 1,179 ±Z / ,ZOo 40j,8U0 177,962 25,042 138,301 10,199 658,517 9S,596 566,245 (46,774) (9,807) 2,809 (26,664) 2,368 15,235 13,008 71,932 (44,406) — — (41,593) i (233) 900 8,834 1 (233) 900 (32,759) 12 775 72.832 f77 165'l j — 3,872 14,102 \ 3 / 8,186 _ (4,822) 3,004 Net iiicom e (loss) attributable to shareholders S Basic earnings (loss) per share from continuing operations S Basic earnings (loss) per share from discontinued operations Basic earnings (loss) per share S Diluted earnings (loss) per share from continuing operations S Diluted earnings (loss) per share from discontinued operations Diluted earuiugs (loss) per share(1) S Cash dividends declared per Class A and B common shares $ 13,131 S 8,903 S 58,730 S (80,529) 0.59 S 0.47 S 2.79 S (2.82) 0.04 (0.01) 0.04 (1.50) 0.63 S 0.46 S 2.83 S (4.32) 0.59 S 0.47 S 2.79 S (2.82) 0.04 (0.01) 0.04 (1.50) 0.63 S 0.46 S 2.83 S (432) — S — S — S — (1)Basic and Diluted EPS are calculated the same for both Class A and B common shares. bluegreenvacations 18

Consolidated Statements Of Cash Flows (In thousands) For the Years Ended December 31 2021 2020 2019 Operating activities: Net income floss') S 72.832 $ (77.165') $ 32.103 Adjustment to reconcile net income (loss) to net cash provided by operating activities: Recoveries from loan losses, net, from discontinued operations — (5,844) (5,428) Provision for loan losses 72,788 IQ QQ1 56,941 'f a 771 55,677 77 77fl Depreciauon, amortization ana accretion, net Share-based compensation expense 1,036 Z^f, II1 25,417 Z /, /ZU 11,445 Net losses (gains) on sales of real estate and property and equipment 225 1.428 (9,396) Equity earnings of unconsolidated real estate Jointventures (49) (37,898) Return on investment in unconsolidated real estate joint ventures — 3,933 39,043 Loss on the deconsolidation of IT'SUGAR, LLC Increase (decrease) in deferred income tax liability Impairment losses 10,374 3,326 (9,243) 31,588 2,072 6,938 Interest accretion on redeemable 5% cumulative preferred stock — 1.028 Changes in operating assets and liabilities: Notes receivable (109,761) (17,722) (65,672) VO I inventory 12,517 (185) (12,788) Trade inventory' — 279 (2,733) Real estate inventory Prepaids expense and other assets Accounts payable, accrued liabilities and other, and deferred 925 14,051 (7,445) io ?! ¡¡ 1^,7 1_> income 11?074 (23,372) 24,261 Net cash provided by operating activities S 76,966 $ 29,079 $ 78,242 Investing activities: Return of investment in unconsolidated real estate Jointventures — 4.631 31,442 Investments in unconsolidated real estate joint ventures (14.009) (25,179) Proceeds from repayment of loans receivable — 6,127 6,171 Proceeds from sales of real estate Proceeds from sales of property and equipment 2;l5l 190 23,512 16,642 Additions to real estate (70) (600) Purchases of property and equipment (13,598) (11,779) (35.588) Other investing activities (1,210) (81) Net cash (used in) provided by investing activities S (13,598) $ (13.969) $ 16,319 bluegreenvacations 19

Consolidated Statements Of Cash Flows – (Continued) (In thousands) Supplemental cash flow information: Interest paid on borrowings, net of amounts capitalized Income taxes refunded Income taxes paid Reconciliation of cash, cash equivalents and restricted Cash and cash equivalents Restricted cash Discontinued operations cash Total cash, cash equivalents, and restricted cash S 31,754 $ 33;0S3 — 8,018 19,068 913 140,225 221,118 42,854 35,986 $ 40,306 11,381 335,846 49,896 21,128 S 183.079 $ 257.104 $ 406.870 bluegreenvacations 20

Consolidated Statements Of Balance Sheets

(In thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS		
Cash and cash equivalents	$ 140,225	$ 221,118
Restricted cash ($15,956 and $20,469 in VIEs at December 31, 2021 and December 31, 2020, respectively)	42,854	35,986
Notes receivable	609,429	551,393
Less: Allowance for loan loss	(163,107)	(142,044)
Notes receivable, net ($248,873 and $292,021 in VIEs at December 31, 2021 and December 31, 2020, respectively)	446,322	409,349
Vacation ownership interest ("VOI") inventory	334,605	347,122
Property and equipment, net	87,852	90,049
Intangible assets, net	61,348	61,431
Operating lease assets	33,467	34,415
Other assets	25,855	9,367
Discontinued operations total assets	37,984	41,282
Total assets	$ 1,210,512	$ 1,250,119
LIABILITIES AND EQUITY		
Liabilities		
Accounts payable	$ 14,614	$ 10,559
Deferred income	13,690	15,745
Accrued liabilities and other	100,131	93,971
Receivable-backed notes payable - recourse	22,500	38,500
Receivable-backed notes payable – non-recourse (in VIEs)	340,154	355,833
Note payable to BBX Capital, Inc.	50,000	75,000
Other notes payable and borrowings	97,125	138,386
Junior subordinated debentures	134,940	138,177
Operating lease liabilities	37,870	35,904
Deferred income taxes	95,688	85,314
Total liabilities	906,712	987,389
Commitments and contingencies (See Note 12)		
Equity		
Preferred Stock of $0.01 par value; authorized 10,000,000 shares	—	—
Class A Common Stock of $0.01 par value; authorized 30,000,000 shares; issued and outstanding 17,118,392 in 2021 and 15,624,091 in 2020	171	156
Class B Common Stock of $0.01 par value; authorized 4,000,000 shares; issued and outstanding 3,664,412 in 2021 and 3,693,596 in 2020	37	37
Additional paid-in capital	173,909	177,104
Accumulated earnings	69,316	10,586
Total Bluegreen Vacations Holding Corporation equity	243,433	187,883
Non-controlling interest	60,367	74,847
Total equity	303,800	262,730
Total liabilities and equity	$ 1,210,512	$ 1,250,119

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Free Cash Flow Reconciliation (in thousands)For the Twelve Months Ended December 31, 2021 2020 s Net cash provided by operating activities Purchases of property and equipment Free Cash Flow S 76,966 $ 29.079 (13,598) (11.779) 63,368 $ 17.300 bluegreenvacations 22

Bluegreen Vacations Holding Corporation Adjusted EBITDA Attributable to Shareholders Reconciliation (in thousands) For the Three Months Ended December 31, 2021 2020 For the Year Ended December 31, 2021 2020 Net income attributable to its shareholders S 13,131 $ 9.136 $ 57,830 $ (52.592) Net income attributable to the non-controlling interest continuing operations 3,004 3.872 14,102 8.186 Net Income (loss) 16,135 13.008 71,932 (44.406) Add: Depreciation and amortization 3,975 3.883 15,653 15.563 Less: Interest income (other than interest earned on VOI notes receivable) (102) (140) (368) (4.367) Add: Interest expense - corporate and other 4.489 4.922 19.842 22.369 Add- Provision ihpnp.fi for income taxes 8.007 (7. 80Q 76.664 (7.368 EBITDA -J- — - 33,404 V“ ? w ~ - / 18.864 —, — - 133,723 (13.209) Add: Share - based compensation expense 427 1,036 Loss on assets held for sale 182 921 158 1.247 Add: Severance and other 2.923 2,403 9.659 Adjusted EBITDA 34,013 22.708 137,320 (2.303) Adjusted EBITDA attributable to the non-controlling interest (3,035) (4.821) (15,286) (11.043) Adjusted EBITDA attributable to shareholders S 30,978 $ 17.887 $ 122,034 $ (13.346) bluegreenvacations 23